UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2012

(Exact Name of Registrant as Specified in Its Charter)

OHIO	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On September 21, 2012, Fifth Third Bancorp issued a press release announcing that Kevin T. Kabat had been appointed to the additional role of Vice Chairman and that Mr. Kabat would continue to serve as Chief Executive Officer. Additionally, Fifth Third announced that the Board of Directors appointed Greg D. Carmichael as President and Chief Operating Officer. These actions occurred on September 18, 2012. A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Section titled “EXECUTIVE OFFICERS OF THE BANCORP” of the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2011 is hereby incorporated by reference. The Section titled “CERTAIN TRANSACTIONS” of the Company’s Proxy Statement dated March 8, 2012 is hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On September 18, 2012, the Board of Directors of Fifth Third Bancorp amended the Code of Regulations to clarify the title of the Vice Chairman and to specify that, in the absence of the Chairman, the Lead Director would chair meetings of the Board of Directors instead of the Vice Chairman. The Vice Chairman will chair meetings of the Board of Directors in the absence of both the Chairman and the Lead Director.

A copy of the Code of Regulations, as amended, is attached hereto as Exhibit 3.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	3.1—Code of Regulations of Fifth Third Bancorp, as amended.

Exhibit	99.1—Press release dated September 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

September 21, 2012	/s/ Kevin T. Kabat
Kevin T. Kabat
Vice Chairman and Chief Executive Officer